FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach Chief Financial Officer (714) 885-3695	Press Contact: Robin Austin Director, Public Relations (714) 885-3462
EMULEX REPORTS THIRD QUARTER RESULTS

     COSTA MESA, California, April 27, 2006 — Emulex Corporation (NYSE:ELX) today announced results for its third fiscal quarter ended April 2, 2006.
Third Quarter Highlights
•	Third quarter revenues declined 13% from a year ago to $89.3 million primarily due to deferred launches of next-generation OEM server and storage platforms enabled by Emulex HBAs, particularly 4 Gigabit per second, or 4 Gb/s, models.

•	Non-GAAP diluted earnings per share of $0.22 and GAAP diluted earnings per share of $0.13 declined 12% and 35%, respectively, over the comparable year-ago results.

•	Emulex 4 Gb/s HBA revenues grew over 100% sequentially vs. the prior quarter, while 4 Gb/s HBA design wins expanded to more than 57, up from 46 in the second quarter.

•	Non-GAAP gross margins rose to 64% compared to 62% in the prior quarter. GAAP gross margins for the third quarter were 60% compared to 59% in the prior quarter.

•	Non-GAAP operating margin was 29% and GAAP operating margin was 16%.

•	Cash and investments, net of debt, rose to $377 million, up $21 million from second quarter levels.
Financial Results
     Third quarter revenues declined 13% from a year ago and 19% from record second quarter results to $89.3 million. Non-GAAP gross margins rose to 64% compared to 62% in the prior quarter,
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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

while GAAP gross margins for the third quarter rose to 60% compared to 59% in the prior quarter. As previously reported, the preceding quarter gross margin comparables included an excess and obsolescence charge of roughly $1 million against an older generation 2 Gb/s root switch related to the transition to the 4 Gb/s product. In addition, due to the reclassification of expenses associated with amortization of acquired technology which were included in GAAP operating expenses and are now included in GAAP cost of goods sold, historical GAAP gross margin is lower than previously reported. This reclassification from operating expenses to cost of goods sold did not impact operating income, net income or earnings per share. Third quarter non-GAAP net income declined by 14% from the comparable year-ago results, to $19.4 million, or $0.22 per diluted share. Third quarter GAAP net income decreased by 35% from a year ago to $11.6 million, or $0.13 per diluted share. A reconciliation between GAAP and non-GAAP results is included in the accompanying financial data.
     During the third quarter, revenue was primarily impacted by deferred OEM launches of next-generation OEM server and storage platforms enabled by 4 Gb/s Emulex HBAs. These OEM launches, which span blade servers, traditional high-end servers and midrange storage, had been scheduled for release late in the third quarter and have been rescheduled for the fourth quarter. Paul Folino, Chairman and CEO of Emulex, stated, “We believe that end-user demand paused while customers waited for availability of OEM products certified for use with 4 Gb/s Fibre Channel HBAs. We experienced strong growth of more than 100% sequentially in 4 Gb/s HBAs with OEM platforms that were early adopters of 4 Gb/s technology, while demand for older generation 2 Gb/s HBAs fell, showing particular softness within OEM product sectors where 4 Gb/s HBA availability is imminent. We are encouraged by the strong uptake of 4 Gb/s HBAs where already certified, and the prospects for Emulex’s expansion into new market and customer sectors. Emulex’s roster of 4 Gb/s HBA design wins, which expanded to more than 57, up from 46 in the second quarter, taps new customers and market sectors such as Sun, Linux and blade servers.”
     Emulex’s storage switching solutions grew 15% from a year ago as unit demand continued to expand. Over the course of calendar 2006, the Company expects its embedded switching business to transition from 2 Gb/s to lower priced 4 Gb/s solutions, temporarily dampening near term growth in this product sector. Emulex exited the third quarter with an installed base of nearly 12 million switching ports, up from 10 million ports at the end of the second quarter, complementing its growing installed base of over 2 million Emulex HBAs.
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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

     Emulex recently announced a definitive agreement to acquire Aarohi Communications, a development stage company headquartered in San Jose, California with a well established, highly skilled engineering facility in Bangalore, India. This acquisition is expected to provide Emulex with a cost-effective skilled engineering team in India and a multi-protocol suite of building blocks for intelligent storage platforms and for next generation data center networking solutions. Aarohi’s foundation technologies include a high performance architecture with embedded virtualization engines, multi-protocol connectivity spanning both Fibre Channel and Ethernet, and support for link speeds up to 10 Gb/s. Under the terms of the agreement, Emulex will acquire Aarohi for a transaction value of up to approximately $39 million in cash, contingent consideration, assumed debt and assumed Aarohi stock options, plus employee equity incentive compensation. This transaction is expected to be complete on or near May 1, 2006, subject to certain closing conditions. After closing, Emulex expects Aarohi to contribute immaterial revenue in the fourth quarter and the first half of fiscal 2007.
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its fourth fiscal quarter ending July 2, 2006. Based upon an expected recovery in HBA growth which will be mitigated by the transition to lower cost 4 Gb/s products in the switch sector, Emulex is budgeting for fourth quarter revenue in a range of $96 to $99 million. Emulex believes that with third quarter dilution from the Aarohi acquisition of up to $0.03 per share, non-GAAP diluted earnings per share could amount to up to $0.20-$0.21. On a GAAP basis, Emulex expects approximately $0.09 per share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation. Additionally, Emulex will incur charges associated with the announced acquisition of Aarohi Communications, including additional stock-based compensation, amortization of intangibles and in-process research and development. However, as the acquisition and the purchase allocation is not yet complete, Emulex is unable to predict the impact on its GAAP earnings per share at this time.
Webcast Information
     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at
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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

www.emulex.com. During the call, Emulex will discuss details of the third fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 3030848.
About Emulex
     Emulex Corporation is the most trusted name in storage networking connectivity, with solutions spanning host bus adapters, embedded storage switches, I/O controllers and SAN Storage Switches. Emulex products are selected by the world’s leading server and storage manufacturers to provide customers with industry-leading SAN connectivity solutions. Emulex ranked number 19 in the Deloitte 2005 Technology Fast 50 and is listed on the New York Stock Exchange (NYSE:ELX). Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
EMULEX We network storage

Note Regarding Non-GAAP Financial Information. The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes charges relating to the amortization of intangibles and the impairment of goodwill arising out of prior acquisitions as well as charges related to stock-based compensation, net insurance settlement (recovery) associated with the settlement of securities class action and derivative lawsuits, and gains or losses on the repurchase of convertible subordinated notes. The Company uses such non-GAAP financial measures to analyze the performance of its core business as well as measuring performance for some forms of compensation. The Company believes that such non-GAAP financial information is used by investors and others in the investment community in order to compare the ongoing operations of the Company relative to its competitors.
Non-GAAP financial measures exclude amortization of intangibles and the impairment of goodwill associated with prior acquisitions as these assets have relatively short useful lives and excluding such amortization and impairment charges gives management and investors a clearer indication as to past results and expected future results. Readers should keep in mind that the non-GAAP financial information reflects the benefits of revenues generated from acquired businesses but, by excluding amortization of intangibles, the non-GAAP financial information does not reflect the full non-cash costs of such acquisitions.
In addition, the Company excludes expenses associated with the adoption of SFAS 123R “Share Based Payment.” As one of the first required adopters of SFAS 123R, the Company believes
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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

management and investors are better able to compare the Company’s results to those of its competitors and other industry participants by providing operating results both with and without the related expenses since a majority of the Company’s competitors and other industry participants have not been required to adopt the Statement and/or continue to report non-GAAP financial information that excludes stock-based compensation.
The Company also excludes the net insurance settlement (recovery) associated with the settlement of securities class action and derivative lawsuits and the net gain (loss) on repurchase of convertible subordinated notes, as these items are considered to be infrequent in their occurrence, not part of the Company’s core business activities and to not be representative of future expected results.
The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the ability to close the Aarohi transaction as proposed and to realize the anticipated benefits on a timely basis or at all, and the company’s ability to integrate the technology, operations and personnel of Aarohi into its existing operations in a timely and efficient manner. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; and changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

Net revenues	$89,295	$102,580	$303,942	$267,476
Cost of sales	35,923	41,160	123,084	111,382

Gross profit	53,372	61,420	180,858	156,094

Operating expenses:
Engineering and development	21,726	21,042	65,916	60,985
Selling and marketing	9,151	8,004	26,362	23,015
General and administrative	5,468	4,223	17,316	7,381
Impairment of goodwill	—	—	—	1,793
Amortization of other intangibles	2,686	2,833	8,143	8,498

Total operating expenses	39,031	36,102	117,737	101,672

Operating income	14,341	25,318	63,121	54,422

Nonoperating income:
Interest income	5,881	3,341	14,419	9,242
Interest expense	(620)	(1,016)	(1,866)	(3,419)
Gain (loss) on repurchase of convertible subordinated notes	—	(279)	—	12,811
Other income (expense), net	52	(24)	32	48

Total nonoperating income	5,313	2,022	12,585	18,682

Income before income taxes	19,654	27,340	75,706	73,104

Income tax provision	8,061	9,552	30,468	26,816

Net income	$11,593	$17,788	$45,238	$46,288

Net income per share:
Basic	$0.14	$0.21	$0.54	$0.56

Diluted	$0.13	$0.20	$0.51	$0.52

Number of shares used in per share computations:
Basic	84,075	82,963	83,764	82,710

Diluted	91,304	93,415	91,171	93,467

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $366 and $661 for the three months ended April 2, 2006, and March 27, 2005, respectively. The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $1,115 and $2,160 for the nine months ended April 2, 2006, and March 27, 2005, respectively.
Please note that the amortization of technology intangibles resulting from previous acquisitions has been reclassified from operating expenses to cost of sales for the three and nine months ended March 27, 2005, to conform to the current period presentation.
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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	April 2,	July 3,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$138,997	$120,317
Investments	460,885	346,675
Accounts and other receivables, net	56,954	47,730
Inventories, net	30,471	36,266
Prepaid expenses	5,432	4,508
Deferred income taxes	26,163	28,961

Total current assets	718,902	584,457

Property and equipment, net	64,592	65,976
Investments	11,686	54,936
Intangibles, net	76,170	95,806
Other assets	429	606

	$871,779	$801,781

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$20,772	$29,778
Accrued liabilities	20,746	21,505
Income taxes payable	31,476	25,361

Total current liabilities	72,994	76,644

Convertible subordinated notes	234,729	233,382
Deferred income taxes and other	12,069	14,164

Total liabilities	319,792	324,190

Total stockholders’ equity	551,987	477,591

	$871,779	$801,781

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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Revenue by Channel and Territory:

	Q3 FY 2006	% Total	Q3 FY 2005	% Total	% Change
($000s)	Revenue	Revenue	Revenue	Revenue	Year/Year

Revenue from OEM customers	$58,816	66%	$65,222	64%	-10%
Revenue from distribution	30,428	34%	37,355	36%	-19%
Other	51	nm	3	nm	nm

Total net revenues	$89,295	100%	$102,580	100%	-13%

United States	$48,065	54%	$57,848	57%	-17%
Pacific Rim countries	12,723	14%	15,780	15%	-19%
Europe and rest of world	28,507	32%	28,952	28%	-2%

Total net revenues	$89,295	100%	$102,580	100%	-13%

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP gross profit, as presented above	$53,372	$61,420	$180,858	$156,094

Items excluded from GAAP gross profit to calculate non-GAAP gross profit:
Stock-based compensation(1)	128	36	448	111
Amortization of intangibles	3,640	3,714	10,940	11,144

Impact on gross profit	3,768	3,750	11,388	11,255

Non-GAAP gross profit	$57,140	$65,170	$192,246	$167,349

Non-GAAP gross margin	64%	64%	63%	63%

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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

Reconciliation of GAAP engineering and development expenses to non-GAAP engineering and development expenses:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP engineering and development expenses, as presented above	$21,726	$21,042	$65,916	$60,985

Item excluded from GAAP engineering expense to calculate non-GAAP engineering expense:
Stock-based compensation(1)	(1,961)	(310)	(6,057)	(1,196)

Non-GAAP engineering and development expenses	$19,765	$20,732	$59,859	$59,789

Reconciliation of GAAP selling and marketing expenses to non-GAAP selling and marketing expenses:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP selling and marketing expenses, as presented above	$9,151	$8,004	$26,362	$23,015

Item excluded from GAAP selling and marketing expenses to calculate non- GAAP selling and marketing expenses:
Stock-based compensation(1)	(1,047)	(210)	(3,338)	(668)

Non-GAAP selling and marketing expenses	$8,104	$7,794	$23,024	$22,347

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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

Reconciliation of GAAP general and administrative expenses to non-GAAP general and administrative expenses:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP general and administrative expenses, as presented above	$5,468	$4,223	$17,316	$7,381

Items excluded from GAAP general and administrative expenses to calculate non-GAAP general and administrative expenses:
Stock-based compensation(1)	(1,658)	(368)	(5,590)	(1,329)
Net insurance recovery (settlement) associated with settlement of securities class action and derivative lawsuits	—	—	415	4,649

Impact on general and administrative expenses	(1,658)	(368)	(5,175)	3,320

Non-GAAP general and administrative expenses	$3,810	$3,855	$12,141	$10,701

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP operating expenses, as presented above	$39,031	$36,102	$117,737	$101,672

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation(1)	(4,666)	(888)	(14,985)	(3,193)
Amortization of other intangibles	(2,686)	(2,833)	(8,143)	(8,498)
Impairment of goodwill(2)	—	—	—	(1,793)
Net insurance recovery (settlement) associated with settlement of securities class action and derivative lawsuits	—	—	415	4,649

Impact on operating expenses	(7,352)	(3,721)	(22,713)	(8,835)

Non-GAAP operating expenses	$31,679	$32,381	$95,024	$92,837

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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP operating income, as presented above	$14,341	$25,318	$63,121	$54,422

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation(1)	4,794	924	15,433	3,304
Amortization of other intangibles	6,326	6,547	19,083	19,642
Impairment of goodwill(2)	—	—	—	1,793
Net insurance settlement (recovery) associated with settlement of securities class action and derivative lawsuits	—	—	(415)	(4,649)

Impact on operating income	11,120	7,471	34,101	20,090

Non-GAAP operating income	$25,461	$32,789	$97,222	$74,512

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

GAAP net income, as presented above	$11,593	$17,788	$45,238	$46,288

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation(1)	4,794	924	15,433	3,304
Amortization of intangibles	6,326	6,547	19,083	19,642
Impairment of goodwill(2)	—	—	—	1,793
Net insurance settlement (recovery) and related interest associated with settlement of securities class action and derivative lawsuits	—	—	(415)	(4,964)
Net loss (gain) on repurchase of convertible subordinated notes(3)	—	279	—	(12,811)
Income tax effect of above items	(3,265)	(2,827)	(10,035)	(2,136)

Impact on net income	7,855	4,923	24,066	4,828

Non-GAAP net income	$19,448	$22,711	$69,304	$51,116

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Emulex Corporation FY ‘06 Third Quarter Results
April 27, 2006

Reconciliation of diluted GAAP earnings per share to diluted non-GAAP earnings per share:

	Three Months Ended		Nine Months Ended
	April 2,	March 27,	April 2,	March 27,
	2006	2005	2006	2005

Diluted GAAP earnings per share, as presented above	$0.13	$0.20	$0.51	$0.52

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation(1)	0.04	0.01	0.13	0.03
Amortization of intangibles	0.05	0.04	0.13	0.13
Impairment of goodwill(2)	—	—	—	0.01
Net insurance settlement (recovery) and related interest associated with settlement of securities class action and derivative lawsuits	—	—	0.00	(0.03)
Net loss (gain) on repurchase of convertible subordinated notes (3)	—	0.00	—	(0.09)

Impact on diluted earnings per share	0.09	0.05	0.26	0.05

Non-GAAP diluted earnings per share	$0.22	$0.25	$0.77	$0.57

Diluted shares used in GAAP and non-GAAP per share computations	91,304	93,415	91,171	93,467

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
July 2, 2006
Non-GAAP diluted earnings per share guidance	$0.20-$0.21

Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	(0.05)
Stock-based compensation	(0.04)

GAAP diluted earnings per share guidance (4)	$0.11-$0.12

(1)	Amortization of stock-based compensation. For the three and nine months ended April 2, 2006, stock-based compensation is calculated in accordance with FAS 123R adopted effective July 4, 2005. For the three and nine months ended March 27, 2005, stock-based compensation is associated with the acquisitions of Vixel and Giganet.

(2)	Impairment of goodwill. In connection with the preparation of Vixel Corporation’s tax return in the first quarter of fiscal 2005, the Company revised estimates and discovered errors related to the deferred tax assets of Vixel Corporation (acquired in November 2004). As a result, the Company recorded a $1.8 million impairment of goodwill in the first quarter of fiscal 2005.

(3)	Net loss (gain) on repurchase of convertible subordinated notes. In the three months ended September 26, 2004, Emulex repurchased $153.0 million in face value of its 0.25% convertible subordinated notes at a discount, resulting in a pre-tax gain of $13.1 million. In the three months ended March 27, 2005, Emulex repurchased $17.0 million in face value of its 1.75% convertible subordinated notes, resulting in a pre-tax loss of $0.3 million.

(4)	Excludes some effects arising from the announced acquisition of Aarohi Communications*. Because the acquisition of Aarohi is not yet complete and the related charges and purchase price allocation have not been finalized, Emulex is unable to provide earnings per share guidance under GAAP at this time. *Emulex will incur charges associated with this acquisition, including additional stock-based compensation, amortization of intangibles and in-process research and development.
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